GRAINGER REPORTS RESULTS FOR THE 2016 THIRD QUARTER
Updates 2016 Guidance

Quarterly Summary

•	Sales of $2.6 billion, up 3 percent

•	Reported EPS of $3.05, up 4 percent

•	Adjusted EPS of $3.06, up 1 percent

CHICAGO, October 18, 2016 - Grainger (NYSE: GWW) today reported results for the 2016 third quarter ended September 30, 2016. Sales of $2.6 billion increased 3 percent versus $2.5 billion in the third quarter of 2015. There were 64 selling days in the 2016 third quarter, the same as the 2015 third quarter. Net earnings for the quarter of $186 million were down 3 percent versus $192 million in 2015. Earnings per share of $3.05 increased 4 percent versus $2.92 in 2015.

Third quarter results contained the following special items that the company believes are not indicative of ongoing operations and have been adjusted to provide better comparability with prior periods. Excluding the special items in both years noted below, net earnings decreased 6 percent and earnings per share increased 1 percent.

	Three Months Ended September 30,
	2016	2015	% Change
Diluted earnings per share reported	$ 3.05	$ 2.92	4%
Pretax adjustments:
Restructuring (United States)	0.09	0.14
Restructuring (Canada)	0.07	0.02
Restructuring (Other Businesses)	—	0.01
Total pretax adjustments	0.16	0.17
Tax effect (1)	(0.05)	(0.06)
Discrete tax items	(0.10)	—
Total, net of tax	0.01	0.11
Diluted earnings per share adjusted	$ 3.06	$ 3.03	1%

(1) The tax impact of adjustments is calculated based on the income tax rate in each applicable jurisdiction.

“We continue to operate in a challenging economic environment,” said DG Macpherson, Chief Executive Officer. “The third quarter results were within our expectations. I’m pleased with our ability to continue to effectively manage costs in this low growth environment while still investing in our future success.” Macpherson added, “During the quarter, we continued to see strong revenue and earnings growth in our single channel online businesses, and we started operations in our new 1.3 million square foot distribution center in New Jersey. We expect fourth quarter demand to remain challenged, and as a result, we have narrowed our guidance and lowered the mid-point for the full year. We remain committed to managing the company for long-term success with a focus on providing our customers an exceptional experience at every touch.”

The company now expects 2016 sales growth of 1.5 to 2.5 percent and earnings per share of $11.40 to $11.70. The company’s previous 2016 guidance, communicated on July 19, 2016, included sales growth of 1 to 4 percent and earnings per share of $11.20 to $12.20.

Company
Sales increased 3 percent in the 2016 third quarter versus the prior year. The sales performance included a 2 percentage point contribution from Cromwell Group (Holdings) Limited, acquired on September 1, 2015, and a 1 percentage point contribution from foreign exchange. Excluding acquisitions and foreign exchange, organic sales were flat consisting of a 1 percentage point contribution from sales of seasonal products offset by a 1 percentage point reduction in price.

The company’s gross profit margin declined 1.9 percentage points to 40.0 percent versus 41.9 percent in the 2015 third quarter, due primarily to unfavorable customer mix and price deflation exceeding product cost deflation. Operating expenses for the company declined 1 percent driven by lower payroll and benefits costs.

Company operating earnings of $323 million for the 2016 third quarter declined 5 percent versus $341 million in the 2015 quarter. The decline was driven by lower gross profit margins partially offset by lower operating expenses.

The company has two reportable business segments, the United States and Canada, which represented approximately 81 percent of company sales for the quarter. The remaining operating businesses are located in Europe, Asia and Latin America. The single channel online businesses are included in Other Businesses and are not reportable segments.

United States
Sales for the U.S. segment declined 1 percent versus the 2015 third quarter. The decline was driven by a 1 percentage point decrease in volume and a 1 percentage point decline in price, partially offset by a 1 percentage point contribution from increased sales to Zoro, the single channel online business in the United States. Government and Retail customers posted the strongest sales growth in the quarter for the segment.

Operating earnings for the U.S. segment declined 5 percent in the quarter driven by lower sales and lower gross profit margins, partially offset by lower operating expenses. Gross profit margins for the quarter declined 1.3 percentage points driven by unfavorable customer mix and price deflation outpacing cost deflation. Operating expenses for the segment were down 3 percent in the quarter versus the 2015 third quarter primarily due to lower payroll and benefits. Reported results included $5.4 million of net restructuring charges composed of $6.6 million of pretax charges, partially offset by $1.2 million of pretax gains, primarily from the sale of real estate.

Canada
Third quarter 2016 sales for Acklands-Grainger declined 16 percent in U.S. dollars and local currency, consisting of 15 percentage points from lower volume and a 1 percentage point decline in price. Daily sales in the province of Alberta, which currently represents about 30 percent of the company’s business in Canada, were down 22 percent versus the prior year, while daily sales for all other provinces were down 12 percent in the quarter.

The Canadian segment posted a $15 million operating loss in the 2016 third quarter versus operating earnings of $4 million in the prior year, driven primarily by the sales decline and a lower gross profit margin, partially offset by lower operating expenses. The gross profit margin in Canada declined 5.5 percentage points versus the prior year, primarily due to product cost inflation exceeding price deflation, including U.S. sourced products, and higher freight costs. Operating expenses declined 5 percent in the quarter due to lower SAP project costs and payroll costs. Reported results included $4.4 million of pretax restructuring charges, composed of $3.8 million in operating expense-related charges and $0.6 million of inventory-related charges.

Other Businesses

Sales for the Other Businesses increased 36 percent for the 2016 third quarter versus the prior year, consisting of 16 percentage points from Cromwell, 15 percentage points from volume and price and a 5 percentage point benefit from foreign exchange. Strong performance for the Other Businesses was driven by 38 percent sales growth for the single channel online businesses.

Operating earnings for the Other Businesses of $25 million in the 2016 third quarter were up 74 percent versus $14 million the prior year. This performance was driven by strong operating results from Zoro in the United States, MonotaRO in Japan and the business in Mexico. Cromwell’s business also contributed to the earnings growth in the quarter.

Other
Other income and expense was a net expense of $29 million in the 2016 third quarter versus a net expense of $21 million in the 2015 third quarter. This increase was primarily due to additional interest expense from the $400 million of debt issued in May 2016 used to buy back stock and higher losses from the company’s clean energy investments.

For the quarter, the effective tax rate in 2016 was 34.0 percent versus 38.4 percent in 2015. The year-over-year decrease in the tax rate was primarily due to a higher benefit from the company’s clean energy investments partially offset by a larger proportion of earnings from higher tax rate jurisdictions. The 2016 third quarter also included a $6 million benefit from the conclusion of the federal income tax audit for the years 2009 through 2012 and other discrete items. Excluding this discrete benefit, the company’s effective tax rate was 36.1 percent.

Cash Flow
Operating cash flow was $344 million in the 2016 third quarter versus $366 million in the 2015 third quarter. The company used the cash generated during the quarter and proceeds from the May 2016 debt offering to invest in the business and return cash to shareholders through share repurchase and dividends. Capital expenditures were $108 million in the 2016 third quarter versus $82 million in the third quarter of 2015. In the 2016 third quarter, Grainger returned $275 million to shareholders through $74 million in dividends and $201 million to buy back 887,000 shares of stock.

Year-to-Date
For the nine months ended September 30, 2016, sales of $7.7 billion increased 2 percent versus $7.5 billion in the nine months ended September 30, 2015. There were 192 selling days in the first nine months of 2016, one more than in 2015. Net earnings declined 13 percent to $545 million versus $624 million in the first nine months of 2015. Earnings per share for the nine months decreased 5 percent to $8.82 versus $9.24 in the first nine months of 2015.

Year-to-date results contained special items that the company believes are not indicative of ongoing operations and have been adjusted to provide better comparability with prior periods. Excluding the special items in both nine-month periods noted below, net earnings decreased 11 percent and earnings per share decreased 3 percent.

	Nine Months Ended September 30,
	2016	2015	% Change
Diluted earnings per share reported	$ 8.82	$ 9.24	(5)%
Pretax adjustments:
Restructuring (United States)	0.20	0.14
Inventory reserve adjustment (Canada)	0.16	—
Restructuring (Canada)	0.25	0.02
Restructuring (Unallocated expense)	0.15	—
Restructuring (Other Businesses)	—	0.07
Total pretax adjustments	0.76	0.23
Tax effect (1)	(0.24)	(0.07)
Discrete tax items	(0.21)	—
Total, net of tax	0.31	0.16
Diluted earnings per share adjusted	$ 9.13	$ 9.40	(3)%

(1) The tax impact of adjustments is calculated based on the income tax rate in each applicable jurisdiction.

W.W. Grainger, Inc., with 2015 sales of $10 billion, is North America’s leading broad line supplier of maintenance, repair and operating products (MRO), with operations also in Europe, Asia and Latin America.

Visit www.grainger.com/investor to view information about the company, including a history of sales by segment and a podcast regarding 2016 second quarter results. The Grainger website also includes more information through our Fact Book and Corporate Social Responsibility report.

Safe Harbor Statement

All statements in this communication, other than those relating to historical facts, are “forward-looking statements” based on our current view of the competitive market and the overall environment. Factors that could cause our actual results to differ materially from those statements include, among other risks and uncertainties, a major loss of customers or suppliers, competitive pressures, legal proceedings, changes in laws and regulations, general economic, industry or market conditions, technological or operational disruptions, natural and other catastrophes and other factors that can be found in our filings with the Securities and Exchange Commission, including our most recent Forms 10-K and 10-Q, which are available on our Investor Relations website. We disclaim any obligation to update or revise any forward-looking statement, except as required by law.

Contacts:

Media:	Investors:
Joseph Micucci	Laura Brown
Director, Media Relations	SVP, Communications & Investor Relations
O: 847-535-0879	O: 847-535-0409
M: 847-830-5328	M: 847-804-1383

Grainger Media Relations Hotline	William Chapman
847-535-5678	Sr. Director, Investor Relations
O: 847-535-0881
M: 847-456-8647

Michael Ferreter
Sr. Manager, Investor Relations
O: 847-535-1439
M: 847-271-6357

CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)
(In thousands, except for per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net sales	$2,596,288	$2,532,900	$7,666,494	$7,495,126
Cost of merchandise sold	1,556,536	1,471,021	4,541,629	4,266,073
Gross profit	1,039,752	1,061,879	3,124,865	3,229,053
Warehousing, marketing and administrative expenses	717,165	721,150	2,179,596	2,180,359
Operating earnings	322,587	340,729	945,269	1,048,694
Other income and (expense)
Interest income	147	464	474	934
Interest expense	(18,024)	(13,899)	(48,556)	(19,719)
Loss from equity method investment	(10,333)	(5,972)	(22,147)	(10,273)
Other non-operating expense	(1,192)	(1,875)	(1,291)	(3,864)
Total other expense	(29,402)	(21,282)	(71,520)	(32,922)
Earnings before income taxes	293,185	319,447	873,749	1,015,772
Income taxes	99,776	122,825	309,251	379,769
Net earnings	193,409	196,622	564,498	636,003
Net earnings attributable to noncontrolling interest	7,536	4,421	19,236	12,239
Net earnings attributable to W.W. Grainger, Inc.	$185,873	$192,201	$545,262	$623,764
Earnings per share -Basic	$3.07	$2.94	$8.88	$9.33
-Diluted	$3.05	$2.92	$8.82	$9.24
Average number of shares outstanding -Basic	60,017	64,720	60,855	66,188
-Diluted	60,416	65,289	61,268	66,850

Diluted Earnings Per Share
Net earnings as reported	$185,873	$192,201	$545,262	$623,764
Earnings allocated to participating securities	(1,625)	(1,805)	(4,906)	(6,159)
Net earnings available to common shareholders	$184,248	$190,396	$540,356	$617,605
Weighted average shares adjusted for dilutive securities	60,416	65,289	61,268	66,850
Diluted earnings per share	$3.05	$2.92	$8.82	$9.24

SEGMENT RESULTS (Unaudited)
(In thousands of dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Sales
United States	$2,028,235	$2,039,488	$5,973,044	$6,041,576
Canada	179,281	213,132	552,470	687,128
Other Businesses	481,929	354,692	1,401,429	971,389
Intersegment sales	(93,157)	(74,412)	(260,449)	(204,967)
Net sales to external customers	$2,596,288	$2,532,900	$7,666,494	$7,495,126

Operating earnings
United States	$342,524	$359,414	$1,023,318	$1,095,036
Canada	(15,118)	3,587	(55,207)	22,474
Other Businesses	24,835	14,260	76,343	38,943
Unallocated expense	(29,654)	(36,532)	(99,185)	(107,759)
Operating earnings	$322,587	$340,729	$945,269	$1,048,694

Company operating margin	12.4%	13.5%	12.3%	14.0%
ROIC* for Company			25.3%	31.2%
ROIC* for United States			43.1%	48.2%
ROIC* for Canada			(12.6)%	4.6%

*The GAAP financial statements are the source for all amounts used in the Return on Invested Capital (ROIC) calculation.  ROIC is calculated using operating earnings divided by net working assets (a 4-point average for the year). Net working assets are working assets minus working liabilities defined as follows: working assets equal total assets less cash equivalents (4-point average of $95.2 million, deferred taxes, and investments in unconsolidated entities, plus the LIFO reserve (4-point average of $388.0 million).  Working liabilities are the sum of trade payables, accrued compensation and benefits, accrued contributions to employees' profit sharing plans, and accrued expenses.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
Preliminary
(In thousands of dollars)

Assets	September 30, 2016	December 31, 2015
Cash and cash equivalents	$285,981	$290,136
Accounts receivable – net	1,326,359	1,209,641
Inventories	1,381,468	1,414,177
Prepaid expenses and other assets	135,384	134,688
Total current assets	3,129,192	3,048,642
Property, buildings and equipment – net	1,436,938	1,431,241
Deferred income taxes	37,513	83,996
Goodwill	594,511	582,336
Intangibles – net	420,087	463,294
Other assets	267,268	248,246
Total assets	$5,885,509	$5,857,755
Liabilities and Shareholders’ Equity
Short-term debt	$387,684	$353,072
Current maturities of long-term debt (1)	16,488	247,346
Trade accounts payable	623,745	583,474
Accrued compensation and benefits	181,456	196,667
Accrued contributions to employees’ profit sharing plans	47,412	124,587
Accrued expenses	269,057	266,702
Income taxes payable	10,469	16,686
Total current liabilities	1,536,311	1,788,534
Long-term debt (1)(2)	1,874,132	1,388,414
Deferred income taxes and tax uncertainties	132,761	154,352
Employment-related and other non-current liabilities	181,269	173,741
Shareholders' equity (3)	2,161,036	2,352,714
Total liabilities and shareholders’ equity	$5,885,509	$5,857,755

(1)	Short-term debt decreased and long-term debt increased due to the refinancing of €110 million of debt in August 2016 for the Fabory business.
(2)	Long-term debt also increased due to the issuance of $400 million of Senior Notes in May 2016.
(3)	Common stock outstanding as of September 30, 2016, was 59,569,554 shares as compared with 62,028,708 shares at December 31, 2015.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
Preliminary
(In thousands of dollars)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net earnings	$564,498	$636,003
Provision for losses on accounts receivable	14,753	6,416
Deferred income taxes and tax uncertainties	24,259	(6,906)
Depreciation and amortization	177,395	164,200
Gains from sales of assets, net of asset impairment	(16,928)	(709)
Stock-based compensation	27,545	35,627
Losses from equity method investment	22,147	10,273
Change in operating assets and liabilities – net of business acquisitions and divestitures:
Accounts receivable	(123,922)	(69,784)
Inventories	41,938	12,627
Prepaid expenses and other assets	3,478	27,858
Trade accounts payable	36,594	19,126
Other current liabilities	(86,911)	(102,951)
Current income taxes payable	(9,714)	2,451
Accrued employment-related benefits cost	5,591	2,401
Other – net	(10,340)	(702)
Net cash provided by operating activities	670,383	735,930
Cash flows from investing activities:
Additions to property, buildings and equipment	(213,622)	(253,197)
Proceeds from sales of assets	48,089	12,351
Equity method investment	(19,299)	(15,687)
Net cash paid for business acquisitions	(159)	(463,302)
Other – net	(405)	(206)
Net cash used in investing activities	(185,396)	(720,041)
Cash flows from financing activities:
Net increase in short-term debt	34,053	159,268
Net increase in long-term debt	258,949	1,207,418
Proceeds from stock options exercised	29,553	53,688
Excess tax benefits from stock-based compensation	11,873	24,415
Purchase of treasury stock	(613,198)	(1,177,241)
Cash dividends paid	(221,131)	(230,948)
Net cash (used in) provided by financing activities	(499,901)	36,600
Exchange rate effect on cash and cash equivalents	10,759	(20,982)
Net change in cash and cash equivalents	(4,155)	31,507
Cash and cash equivalents at beginning of year	290,136	226,644
Cash and cash equivalents at end of period	$285,981	$258,151

SUPPLEMENTAL INFORMATION - CONSOLIDATED STATEMENTS OF EARNINGS
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of dollars)

The company supplemented the reporting of financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, which the company refers to as "adjusted" measures, including adjusted operating earnings, adjusted segment operating earnings, adjusted net earnings and adjusted diluted earnings per share. Adjusted measures exclude items that may not be indicative of core operating results. The company believes that these non-GAAP measures provide meaningful information to assist shareholders in understanding financial results and assessing prospects for future performance. Management believes adjusted operating earnings, adjusted net earnings and adjusted diluted earnings per share are important indicators of operations because they exclude items that may not be indicative of our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported results. These non-GAAP financial measures reflect an additional way of viewing aspects of operations that, when viewed with GAAP results, provide a more complete understanding of the business. The company strongly encourages investors and shareholders to review company financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

The reconciliations provided below reconcile the non-GAAP financial measures adjusted net earnings, adjusted diluted earnings per share, adjusted operating earnings and adjusted segment operating earnings with GAAP financial measures:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	%	2016	2015	%
Operating earnings reported	$322,587	$340,729	(5)%	$945,269	$1,048,694	(10)%
Restructuring (United States)	5,437	9,374		12,492	9,374
Inventory reserve adjustment (Canada)	—	—		9,847	—
Restructuring (Canada)	4,367	1,145		15,499	1,145
Restructuring (Unallocated expense)	—	(37)		8,947	(37)
Restructuring (Other Businesses)	—	497		—	4,583
Subtotal	9,804	10,979		46,785	15,065
Operating earnings adjusted	$332,391	$351,708	(5)%	$992,054	$1,063,759	(7)%

SUPPLEMENTAL INFORMATION - CONSOLIDATED STATEMENTS OF EARNINGS
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of dollars)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	%	2016	2015	%
Segment operating earnings adjusted
United States	$347,961	$368,788		$1,035,810	$1,104,410
Canada	(10,751)	4,732		(29,861)	23,619
Other Businesses	24,835	14,757		76,343	43,526
Unallocated expense	(29,654)	(36,569)		(90,238)	(107,796)
Segment operating earnings adjusted	$332,391	$351,708	(5)%	$992,054	$1,063,759	(7)%

Company operating margin adjusted	12.8%	13.9%		12.9%	14.2%
ROIC* for Company				26.5%	31.6%
ROIC* for United States				43.6%	50.6%
ROIC* for Canada				(6.8)%	4.9%

*Adjusted ROIC is calculated as defined on page 8, excluding the items adjusting operating earnings as noted above.

SUPPLEMENTAL INFORMATION - CONSOLIDATED STATEMENTS OF EARNINGS
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of dollars)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	%	2016	2015	%
Net earnings reported	$185,873	$192,201	(3)%	$545,262	$623,764	(13)%
Restructuring (United States)	3,409	5,870		7,831	5,870
Inventory reserve adjustment (Canada)	—	—		7,240	—
Restructuring (Canada)	3,210	846		11,395	846
Restructuring (Unallocated expense)	—	(23)		5,609	(23)
Restructuring (Other Businesses)	—	423		—	3,927
Discrete tax items	(6,087)	—		(13,162)	—
Subtotal	532	7,116		18,913	10,620
Net earnings adjusted	$186,405	$199,317	(6)%	$564,175	$634,384	(11)%

Diluted earnings per share reported	$3.05	$2.92	4%	$8.82	$9.24	(5)%
Pre-tax adjustments:
Restructuring (United States)	0.09	0.14		0.20	0.14
Inventory reserve adjustment (Canada)	—	—		0.16	—
Restructuring (Canada)	0.07	0.02		0.25	0.02
Restructuring (Unallocated expense)	—	—		0.15	—
Restructuring (Other Businesses)	—	0.01		—	0.07
Total pre-tax adjustments	0.16	0.17		0.76	0.23
Tax effect (1)	(0.05)	(0.06)		(0.24)	(0.07)
Discrete tax items	(0.10)	—		(0.21)	—
Total, net of tax	0.01	0.11		0.31	0.16
Diluted earnings per share adjusted	$3.06	$3.03	1%	$9.13	$9.40	(3)%

(1) The tax impact of adjustments is calculated based on the income tax rate in each applicable jurisdiction.

SUPPLEMENTAL INFORMATION - CONSOLIDATED STATEMENTS OF EARNINGS
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of dollars)

	Three Months Ended March 31,
	2016	2015
Diluted earnings per share reported	$2.98	$3.07	(3)%
Pre-tax adjustments:
Restructuring (United States)	0.26	—
Restructuring (Canada)	0.05	—
Restructuring (Other Businesses)	—	0.03
Total pre-tax adjustments	0.31	0.03
Tax effect (1)	(0.11)	—
Discrete tax items	—	—
Total, net of tax	0.20	0.03
Diluted earnings per share adjusted	$3.18	$3.10	3%

	Three Months Ended June 30,
	2016	2015
Diluted earnings per share reported	$2.79	$3.25	(14)%
Pre-tax adjustments:
Restructuring (United States)	(0.15)	—
Inventory reserve adjustment (Canada)	0.16	—
Restructuring (Canada)	0.13	—
Restructuring (Unallocated expense)	0.15	—
Restructuring (Other Businesses)	—	0.03
Total pre-tax adjustments	0.29	0.03
Tax effect (1)	(0.08)	(0.01)
Discrete tax items	(0.11)	—
Total, net of tax	0.10	0.02
Diluted earnings per share adjusted	$2.89	$3.27	(12)%

(1) The tax impact of adjustments is calculated based on the income tax rate in each applicable jurisdiction.

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